Exhibit 99.1

April 6, 2006
Ivanhoe Energy arranges US$25.4 million financing
Deputy Chairman to invest approximately $5 million
VANCOUVER, CANADA — Ivanhoe Energy Inc. (NASDAQ: IVAN and TSX: IE, IE.U) has arranged a US$25.4 million non-brokered private placement financing.
The financing will involve the issuance of 11,400,000 Special Warrants to three investors at US$2.23 per Special Warrant. Each Special Warrant entitles the holder to receive, at no additional cost, one common share and one common share purchase warrant. Each common share purchase warrant entitles the holder to purchase one common share at a price of US$2.63 per share until the fifth anniversary date of the closing.
Robert Friedland, Ivanhoe Energy’s Deputy Chairman and largest shareholder, will subscribe for 2.2 million special warrants for a total of US$4.9 million. Upon completion of this transaction. Mr. Friedland’s overall interest in Ivanhoe Energy will remain at slightly over 20%.
“Ivanhoe Energy is entering the final stages of commercializing its proprietary heavy oil upgrading technology (HTL). Participation in this financing is an opportunity to demonstrate support for the commercialization program and my commitment to helping the company’s management team execute their business plan,” Mr. Friedland said.
An institutional investor will take one half of the issue for $12.7 million. A third institutional investor subscribed for 3.5 million Special Warrants for a total of US$7.8 million of which US$4 million will be used to retire long-term debt.
These transactions will result in a net cash infusion of approximately US$21.4 million plus the elimination of $4 million of Ivanhoe Energy’s long-term debt. The transaction is expected to close next week.
The Special Warrants, common shares and purchase warrants issuable upon the exercise of the Special Warrants, and the common shares issuable upon the exercise of the purchase warrants, have not been, and will not be, registered under the United States Securities Act of 1933, as amended, nor under the securities laws of any U.S. state. These securities may not be offered or sold in the United States unless registered under the Securities Act of 1933 or an exemption from registration is available.
Ivanhoe Energy is an independent international oil and gas exploration and development company pursuing long-term growth in its production and reserve base using key technologies, including its proprietary heavy oil upgrading process, state-of-

the-art drilling and enhanced oil recovery (EOR) techniques and the conversion of natural gas to liquids (GTL). Core operations are in the United States and China, with business development opportunities worldwide.
Ivanhoe Energy trades on the NASDAQ Capital Market with the ticker symbol IVAN and on the Toronto Stock Exchange (TSX) with the symbol IE. On the TSX, Ivanhoe Energy is listed and traded in both Canadian and U.S. dollars. The U.S. dollar trading symbol on the TSX is IE.U.

Information contacts
All locations:	Cindy Burnett 1-604-331-9830 (North America)
In Asia:	Patrick Chua 86-1370-121-2607 / 852-9193-4056
Website:	www.ivanhoe-energy.com
FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to statements relating to the continued advancement of Ivanhoe Energy’s projects including the expected commercializing of our proprietary heavy oil upgrading technology, and other statements which are not historical facts. When used in this document, the words such as “could,” “plan,” “estimate,” “expect,” “intend,” “may,” “potential,” “should,” and similar expressions relating to matters that are not historical facts are forward-looking statements. Although Ivanhoe Energy believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include the potential that the company’s projects will experience technological and mechanical problems, new product development will not proceed as planned, our ability to raise capital as and when required, competition and other risks disclosed in Ivanhoe Energy’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on EDGAR and the Canadian Securities Commissions on SEDAR.